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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 12, 2004
(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO 83712
(Address of principal executive offices, including zip code)

208 / 386-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5 Other Events

        On December 24, 2003 the Department of Energy (DOE) announced that it was asking interested firms to review and comment on a new draft request for proposal for closure of the Hanford River Corridor Site. Comments are due January 17, 2004. The DOE stated that following an information exchange with industry, it will decide whether to cancel the original solicitation for this project.

        On April 25, 2003, we announced that Washington Closure Company, an LLC comprised of Washington Group International, Inc., Fluor Federal Services, Inc. and Earth Tech, was awarded the original solicitation for the project which is an eight-year contract by the DOE to provide extensive environmental cleanup at the Hanford site. This award was protested by one of the unsuccessful bidders, and the DOE has issued this request for industry input in response to that protest. When the protest was filed we decided not to put any portion of the project into backlog.

        We have discussed this project on several investor conference calls since the protest was lodged last spring, and have received several recent inquiries on the status of this project. In response to the DOE's request for input, Washington Group will participate and provide both oral and written comments on the new draft request for proposals. Washington Group continues to have a strong interest in performing the cleanup work at the River Corridor Site.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC. (a Delaware Corporation)
By:	/s/ CRAIG G. TAYLOR
Name:	Craig G. Taylor
Title:	Corporate Secretary

Dated: January 12, 2004

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  Item 5 Other Events
SIGNATURES